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                                                                Exhibit 10.6


                                 STANDSTILL AGREEMENT

         STANDSTILL AGREEMENT, dated as of September 29, 1997 (this "AGREEMENT"), between KONINKLIJKE LUCHTVAART MAATSCHAPPIJ N.V., a Netherlands corporation ("KLM"), and NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("NWA CORP.").


                                W I T N E S S E T H :


         WHEREAS, on the date hereof, KLM owns 21,684,099 shares of NWA Corp.'s Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK", and together with NWA Corp.'s Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK"), the "NWA CORP. COMMON STOCK"), and in accordance with the provisions set forth in the Amendment to the Stockholders' Agreement (as hereinafter defined) will exercise its right to purchase, pursuant to Section 17 of the Stockholders' Agreement (as hereinafter defined), 3,293,775 additional shares of Class A Common Stock, which will increase to 24,977,874 the aggregate number of shares of NWA Corp. Common Stock owned by KLM (referred to as KLM's "EXISTING STAKE");

         WHEREAS, upon the terms and subject to the conditions set forth in the Common Stock Repurchase Agreement, dated as of September 29, 1997 (the "COMMON STOCK AGREEMENT"), between KLM and NWA Corp., KLM has agreed to sell to NWA Corp., and NWA Corp. has agreed to purchase from KLM, all 24,977,874 of such shares comprising the Existing Stake according to the schedule set forth therein, which, subject to the terms and conditions contained therein, provides for the purchase and sale of (i) 6,800,000 shares of NWA Corp. Common Stock on the Initial Closing Date (as defined in the Common Stock Agreement), (ii) 4,900,000 shares of NWA Corp. Common Stock on or about September 29, 1998, (iii) 3,222,539 shares of NWA Corp. on or about September 29, 1999, and (iv) 10,055,335 shares of NWA Corp. Common Stock on or about September 29, 2000;

         WHEREAS, upon the terms and subject to the conditions set forth in the Alliance Implementation Agreement, dated as of September 29, 1997 (the "ALLIANCE IMPLEMENTATION AGREEMENT"), between KLM and Northwest Airlines, Inc., a subsidiary of NWA Corp., KLM and Northwest Airlines, Inc. have agreed on the terms on which their global alliance will be expanded and extended; and

         WHEREAS, KLM and NWA Corp. are entering into this Agreement to establish certain arrangements with respect to the shares of NWA Corp. Common Stock owned by KLM following the Initial Closing Date, as well as restrictions on certain activities in respect of each other's capital stock, corporate governance and other related corporate matters;